UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/23/2013

Stereotaxis, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50884

Delaware	94-3120386
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, MO 63108
(Address of principal executive offices, including zip code)

314-678-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

        On April 23, 2013, Stereotaxis, Inc. (the "Company") entered into retention agreements (the "Retention Agreements") with Frank Cheng, Karen Duros, David Giffin and Martin Stammer (each, an "Executive") in order to provide incentives to the Executive, and align the interests of the Executive with those of the Company and its stockholders.

        The following describes the material terms of the Retention Agreements. If the Executive is continuously employed by the Company through March 31, 2014, the Executive will receive a cash, lump sum payment of 50% of his or her base salary and up to an additional 50% of base salary if the Executive has achieved one or more of the performance objectives to be established by the interim Chief Executive Officer. The agreements also provide for payment of certain portions of the retention payments if the Executive is terminated under certain circumstances described in the agreements. A copy of the Form of Retention Agreement is attached hereto as Exhibit 10.1.

        On April 23, 2013, the Board of Directors of the Company named Martin C. Stammer the Chief Financial Officer of the Company. As was previously reported in the Company's Current Report on Form 8-K filed on February 7, 2013, Mr. Stammer had been serving as the Company's interim Chief Financial Officer, and assumed the duties of principal financial officer and principal accounting officer of the Company as of February 28, 2013.

Item 9.01.    Financial Statements and Exhibits

10.1        Form of Retention Agreement dated April 23, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stereotaxis, Inc.

Date: April 26, 2013	By:	/s/ Karen Witte Duros
Karen Witte Duros
Sr. Vice President, General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Exhibit 10.1 Form of Retention Agreement dated April 23, 2013